Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-19804, 33-19805, 33-35309, 33-50680, 33-52073, 33-54899, 33-59325, 33-61285, 333-88089 and 333-88091.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
December 21, 2001